Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 10 March 2009 relating to the consolidated financial statements of CSR plc and subsidiaries, appearing in the Registration Statement on Form F-4 (Registration No. 333-159615), as amended, that was filed with the SEC on 2 June 2009, which is incorporated by reference in this Registration Statement.

Yours faithfully,

/S/	DELOITTE LLP

London, United Kingdom

September 30, 2009